Exhibit 23.04

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Intersil Corporation of our report dated September 9, 2003 relating to the financial statements of Poweready, Inc. which appears in Xicor, Inc.’s Form 8-K filed on February 23, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Nation Smith Hermes Diamond, APC

San Diego, California

May 6, 2004